AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2021
REGISTRATION No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENERPLUS CORPORATION
(Exact name of Registrant as specified in its charter)

Alberta, Canada (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No., if applicable)
The Dome Tower
Suite 3000, 333 — 7th Avenue S.W.
Calgary, Alberta
Canada T2P 2Z1
(403) 298-2200
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Michael S. Telle Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2350	Jodine J. Jenson Labrie Enerplus Corporation The Dome Tower, 3000 333 — 7th Avenue S.W. Calgary, Alberta, T2P 2Z1 Canada (403) 298-2200	Olga Kary Chad Schneider Blake, Cassels & Graydon LLP 855 — 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary, Alberta T2P 4J8 Canada (403) 260-9600

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Alberta, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(8)(9)
Common Shares(3)
Preferred Shares(4)
Warrants(5)
Subscription Receipts(6)
Units(7)
Total	US$1,640,958,320(8)(9)	100%	US$1,640,958,320	US$179,028.56

(1)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(o) under the Securities Act of 1933, as amended.

(3)
There is being registered hereunder an indeterminate number of Common Shares as from time to time may be issued at indeterminate prices. An indeterminate number of Common Shares may also be issued upon exercise of Warrants or settlement of Units. Includes Common Shares which may be purchased by underwriters to cover over-allotments, if any.

(4)
There is being registered hereunder an indeterminate number of Preferred Shares as from time to time may be issued at indeterminate prices. An indeterminate number of Preferred Shares may also be issued upon exercise of Warrants or settlement of Units. Includes Preferred Shares which may be purchased by underwriters to cover over-allotments, if any.

(5)
There is being registered hereunder an indeterminate number of Warrants to purchase Common Shares as from time to time may be issued at indeterminate prices. Includes Warrants to purchase Common Shares which may be purchased by underwriters to cover over-allotments, if any.

(6)
There is being registered an indeterminate number of Subscription Receipts as from time to time may be issued at indeterminate prices. Each Subscription Receipt will be issued under one or more subscription receipt agreements that the Registrant will enter into with one or more escrow agents. Each Subscription Receipt will entitle the holder thereof to receive upon satisfaction of certain release conditions, and for no additional consideration, a Common Share and/or other securities of the Registrant.

(7)
There is being registered an indeterminate number of Units as from time to time may be issued at indeterminate prices. Each unit will be issued such that the holder of the Unit is also the holder of each security included in the Unit.

(8)
Reflects the U.S. dollar equivalent of any such securities denominated in Canadian dollars based on the Bank of Canada closing rate of Cdn$1.00=US$0.8205 on June 15, 2021.

(9)
An aggregate of US$173,664.56 of the amount of the registration fee was previously paid in connection with the registration of US$1,498,400,000 of unissued securities under the Registrant’s F-10 shelf registration statement (File No. 333-216844), filed by the Registrant with the Commission on March 21, 2017. Pursuant to Rule 457(p) under the Securities Act of 1933, such previously paid registration fees is being offset against the registration fee due for this registration statement. Accordingly, US$5,364.00 is being paid at the time of filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.
PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus
A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities (except in respect of any sales pursuant to an “at-the-market distribution”, as defined herein).
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Enerplus Corporation, at Suite 3000, 333 — 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, telephone (403) 298-2200, and are also available electronically at www.sedar.com.
SUBJECT TO COMPLETION DATED JUNE 15, 2021
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS
New Issue	June 15, 2021
$2,000,000,000
Common Shares
Preferred Shares
Warrants
Subscription Receipts
Units
Enerplus Corporation (“Enerplus” or the “Corporation”) may offer and issue, from time to time: (i) common shares in the capital of the Corporation (the “Common Shares”); (ii) preferred shares in series in the capital of the Corporation (the “Preferred Shares”); (iii) warrants to purchase Common Shares (the “Warrants”); (iv) subscription receipts of the Corporation (the “Subscription Receipts”); and (v) units comprising any combination of the foregoing (the “Units”, and together with the foregoing, collectively, the “Securities”), of up to $2,000,000,000 aggregate initial offering price of Securities (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) during the 25-month period that this prospectus, including any amendments thereto, is valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more shelf prospectus supplements (each, a “Prospectus Supplement”).
The Corporation is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. The Corporation prepared and will prepare its financial statements in accordance with United States generally accepted accounting principles, and such financial statements are subject to Canadian and United States auditing and auditor independence standards.
The ability of prospective investors to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of the province of Alberta, most of its officers and
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directors and most of the experts named in this prospectus are residents of Canada, and that certain of the Corporation’s assets and all or substantial portion of the assets of said persons are located outside the United States. See “Enforceability of Civil Liabilities”.
Certain data on oil and gas reserves and resources incorporated by reference in this prospectus has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See “About this Prospectus”.
Prospective investors should be aware that the purchase of Securities may have tax consequences, both in the United States and Canada, which may not be fully described herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion, if any, in the applicable Prospectus Supplement and consult with an independent tax advisor. See “Certain Income Tax Considerations”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price and currency (in the event the offering is a fixed price distribution), the manner in which the offering price and currency will be determined (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares offered, the offering price or the manner of determining the offering price, the currency or the currency unit for which the Preferred Shares may be purchased, any voting rights, the dividend rate, the dividend payment dates, and terms for redemption at the option of Enerplus or the holder, any exchange or conversion terms and any other specific terms; (iii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are offered and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares or other securities or pursuant to which the holders thereof will become entitled to receive Common Shares or such other securities, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the number of Units offered, the issue price, the currency (which may be Canadian dollars or any other currency), the terms of the Units and of the securities comprising the Units and any other terms specific to the Units being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. The Corporation may also include in a Prospectus Supplement specific terms pertaining to the Securities which are not within the options and parameters set forth in this prospectus.
All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more Prospectus Supplements that will (except in respect of any sales pursuant to an “at-the-market distribution”, as defined herein) be delivered to prospective purchasers together with this prospectus, such delivery to be effected in the case of U.S. purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the SEC. Each Prospectus Supplement will be deemed to be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the offering of Securities to which the Prospectus Supplement pertains.
This prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. Enerplus may sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by Enerplus in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the proceeds to Enerplus and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. The Securities may be sold from time to time in one or more transactions at a fixed price or non-fixed prices, such prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be
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negotiated with purchasers, including an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions (an “at-the-market distribution”), including sales made directly on the Toronto Stock Exchange (the “TSX”), the New York Stock Exchange (the “NYSE”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. See “Plan of Distribution”. If Securities are offered on a non-fixed price basis, the underwriters’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters to Enerplus.
Except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities other than an at-the-market distribution under this prospectus, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the offered Securities or securities of the same class as the Securities being offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the Prospectus Supplement applicable to the at-the-market distribution, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities. See “Plan of Distribution”.
No underwriter, dealer or agent has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.
The issued and outstanding Common Shares of the Corporation are listed on the TSX and the NYSE under the symbol “ERF”. On June 14, 2021, the last trading day before the date of this prospectus, the closing price of the Common Shares on the TSX was $8.49 and the closing price of the Common Shares on the NYSE was US$7.00.
Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Warrants, Subscription Receipts or Units issuable pursuant to this prospectus and any applicable Prospectus Supplement may be sold and purchasers may not be able to resell the Preferred Shares, Warrants, Subscription Receipts or Units purchased under this prospectus or any Prospectus Supplement. This may affect the trading prices of the Preferred Shares, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Preferred Shares, Warrants, Subscription Receipts or Units, and the extent of issuer regulation. See “Risk Factors”. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Warrants, Subscription Receipts or Units will not be listed on any securities exchange.
Investment in the Securities offered by this prospectus involves risks that are described in the “Risk Factors” section in this prospectus.
Each of Elliott Pew, Jeffrey W. Sheets and Judith D. Buie, who are directors of the Corporation, resides outside of Canada and each of these directors has appointed Enerplus Corporation, The Dome Tower, Suite 3000, 333 — 7th Avenue S.W., Calgary, Alberta, T2P 2Z1 as his or her agent for service of process. Netherland, Sewell & Associates, Inc., which is an expert named in this prospectus, is organized under the laws of a foreign jurisdiction and has appointed Enerplus Corporation, The Dome Tower, Suite 3000, 333 — 7th Avenue S.W., Calgary, Alberta, T2P 2Z1 as its agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.
The head, principal and registered offices of the Corporation are located at The Dome Tower, Suite 3000, 333 — 7th Avenue S.W., Calgary, Alberta, T2P 2Z1. The Corporation also has a U.S. office located at Suite 2200, 950 — 17th Street, Denver, Colorado, 80202-2805.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-10 relating to the Securities that the Corporation filed with the SEC. Under the registration statement, Enerplus may, from time to time, sell any of the Securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $2,000,000,000. This prospectus provides the investors with a general description of the Securities that Enerplus may offer. Each time the Corporation sells Securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this prospectus. Before investing, prospective investors should read both this prospectus and any applicable Prospectus Supplement. This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Prospective investors should refer to the registration statement and the exhibits to the registration statement for further information with respect to Enerplus and the Securities.
All dollar amounts set forth in this prospectus are in Canadian dollars unless otherwise indicated. References to “$” or “C$” are to Canadian dollars and references to “US$” are to U.S. dollars. See “Exchange Rates”.
Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with accounting principles generally accepted in the United States, and which differ from Canadian generally accepted accounting principles. Therefore, Enerplus’ financial statements may not be comparable to the financial statements of certain other Canadian companies.
PRESENTATION OF OIL AND GAS INFORMATION
The securities regulatory authorities in Canada have adopted National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. Data on oil and natural gas reserves included or incorporated by reference in this prospectus has generally been prepared in accordance with Canadian disclosure standards and specifically in accordance with NI 51-101, which are not comparable in all respects to United States disclosure standards under Subpart 1200 of Regulation S-K or other foreign disclosure standards. For example, although the SEC now generally permits oil and gas issuers, in their filings with the SEC, to disclose both proved reserves and probable reserves (each as defined in the SEC rules), the SEC definitions and estimation of proved reserves and probable reserves may differ from the definitions and estimation of “proved reserves” and “probable reserves” under Canadian securities laws. In addition, under Canadian disclosure requirements and industry practice, reserves and production (unless otherwise stated) are reported using gross volumes, which are volumes prior to deduction of applicable royalties and similar payments. The Corporation also discloses certain of its production volumes on a “company interest” basis, which are volumes before deduction of royalties, plus the Corporation’s royalty interests in production. The practice in the United States is to report reserves and production using net volumes, after deduction of applicable royalties and similar payments, plus royalty interests. Moreover, in accordance with Canadian disclosure requirements, the Corporation has determined and disclosed estimated future net revenue from its reserves using forecast prices and escalating costs, whereas the SEC generally requires that reserves estimates be prepared using an unweighted average of the closing prices for the applicable commodity on the first day of each of the twelve months preceding the company’s fiscal year-end, with the option of also disclosing reserves estimates based upon future or other prices and constant costs.
As a consequence of the foregoing, the Corporation’s reserves estimates and production volumes may not be comparable to those made by companies utilizing United States reporting and disclosure standards. Additionally, the SEC prohibits disclosure of oil and gas resources in SEC filings, including contingent resources, whereas Canadian securities regulatory authorities allow disclosure of oil and gas resources. Resources are different than, and should not be construed as, reserves. For additional information regarding the presentation of our reserves and other oil and gas information, see the section entitled “Presentation of Oil and Gas Reserves, Contingent Resources, and Production Information” in the AIF (as defined herein), which is incorporated by reference in this prospectus.

The Corporation has adopted the standard of six thousand cubic feet of natural gas to one barrel of oil when converting natural gas to barrels of oil equivalent (“BOE”). BOEs may be misleading, particularly if used in isolation. The foregoing conversion ratios are based on an energy equivalency conversion method primarily applicable at the burner tip and do not represent a value equivalency at the wellhead. Given that the value ratio based on the current price of crude oil as compared to natural gas is significantly different from the energy equivalency of six to one, utilizing a conversion on a six to one basis may be misleading as an indication of value.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain or incorporate by reference statements and other information that constitute “forward-looking statements” within the meaning of applicable United States securities laws including the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”).
In addition to the cautionary statement below, with respect to forward-looking information contained in the documents incorporated by reference in this prospectus, purchasers should refer to “Forward-Looking Statements and Information” in the AIF and “Forward-Looking Information and Statements” in the Annual MD&A and the Interim MD&A (each as defined herein), as well as to the advisories section of any documents incorporated by reference in this prospectus that are filed after the date hereof.
The forward-looking information in this prospectus is based on the Corporation’s current internal expectations, estimates, projections, assumptions and beliefs. The use of any of the words “anticipate”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “plan”, “should”, “could”, “intend”, “believe” and similar expressions are intended to identify forward-looking information. Such forward-looking information is not a guarantee of future performance and involves known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information. The Corporation does not undertake any obligation to publicly update or revise any forward-looking information, except as required by applicable laws.
The forward-looking information contained or incorporated by reference in this prospectus reflects several material factors and expectations and assumptions made by the Corporation as of the date of such information. The Corporation believes the material factors, expectations and assumptions reflected in the forward-looking information are reasonable as of the time of such information but no assurance can be given that these factors, expectations and assumptions will prove to be correct, and such forward-looking information included in this prospectus and the documents incorporated by reference herein should not be unduly relied upon.
The Corporation’s actual results could differ materially from those anticipated in the forward-looking information as a result of both known and unknown risks, including the risk factors set forth under the heading “Risk Factors” in this prospectus, the risk factors under the heading “Risk Factors” in the AIF and under the heading “Risk Factors and Risk Management” in the Annual MD&A. Copies of these documents are available without charge from the Corporation or electronically under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, which can be accessed at www.sec.gov or the Corporation’s website at www.enerplus.com.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Enerplus at Suite 3000, 333 — 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, telephone (403) 298-2200. These documents are also available through the internet on SEDAR, which can be accessed at www.sedar.com or on EDGAR, which can be accessed at www.sec.gov.
The following documents filed by Enerplus, with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference in, and form an integral part of, this prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus:
(a)
the annual information form of Enerplus for the year ended December 31, 2020 dated February 19, 2021 (the “AIF”);

(b)
the audited consolidated financial statements of the Corporation as at December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, together with the notes thereto and the auditors’ report thereon;

(c)
Enerplus’ management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2020 (the “Annual MD&A”);

(d)
the unaudited interim condensed consolidated financial statements of the Corporation as at and for the three months ended March 31, 2021 and 2020, together with the notes thereto;

(e)
Enerplus’ management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2021 (the “Interim MD&A”);

(f)
Enerplus’ management information circular dated March 16, 2021 relating to the annual meeting of shareholders held on May 6, 2021;

(g)
Enerplus’ material change report dated January 29, 2021 (the “Bruin MCR”) relating to the acquisition by Enerplus Resources (USA) Corporation (“Enerplus USA”) of all of the equity interests of Bruin E&P HoldCo, LLC (“Bruin”), which was completed on March 10, 2021 (the “Bruin Acquisition”);

(h)
Enerplus’ business acquisition report dated April 13, 2021 relating to the Bruin Acquisition (the “Bruin BAR”); and

(i)
Enerplus’ material change report dated April 16, 2021 (the “Hess MCR”) relating to the acquisition by Enerplus USA of certain crude oil and natural gas assets of Hess Bakken Investments II, LLC (the “Hess Assets”), which was completed on April 30, 2021.

Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in a prospectus, including any material change reports (excluding material change reports filed on a confidential basis), interim financial statements, annual financial statements and the auditors’ report thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports filed by the Corporation with the securities commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this prospectus and prior to the termination of this distribution are deemed to be incorporated by reference in this prospectus. These documents are available through the internet on SEDAR. To the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, if and to the extent indicated therein, we may incorporate by reference in this prospectus documents or information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any statement contained in this prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Upon a new annual information form and corresponding annual financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form and all previous annual financial statements, interim financial statements and the related management’s discussion and analysis and material change reports filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed, and all information circulars filed prior to the beginning of the financial year in respect of which the new annual information form is filed, shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the currency of this prospectus, all interim financial statements and the related management’s discussion and analysis filed prior to the new interim financial statements shall be deemed no longer to be incorporated in this prospectus for purposes of future offers and sales of Securities under this prospectus. In addition, upon a new annual information form being filed by the Corporation with the applicable securities regulatory authorities during the currency of this prospectus for which the related annual financial statements include at least nine months of the financial results of an acquired business for which a business acquisition report was filed by Enerplus and incorporated by reference into this prospectus, such business acquisition report shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus. Upon a new information circular in connection with an annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the currency of this prospectus, the previous information circular filed in connection with an annual meeting of shareholders shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities under this prospectus.
One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to those Securities will be delivered or made available to purchasers of such Securities together with this prospectus to the extent required by applicable securities laws and will be deemed to be incorporated by reference into this prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.
In addition, certain “marketing materials” (as that term is defined in National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”)) may be used in connection with a distribution of Securities under this prospectus and the applicable Prospectus Supplement. Any “template version” of “marketing materials” (as those terms are defined in NI 41-101) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before the termination of the distribution of such Securities, will be deemed to be incorporated by reference in this prospectus, but only for the purposes of the distribution of Securities to which the particular Prospectus Supplement pertains.
WHERE TO FIND MORE INFORMATION
The Corporation has filed with the SEC, under the United States Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form F-10 relating to the Securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration

Statement”. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, readers should refer to the exhibits for a complete description of the matter involved. Each time the Corporation sells Securities under the registration statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this prospectus.
The Corporation is subject to the information reporting requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance therewith files and furnishes annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States, documents and other information that are filed with the SEC may generally be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Prospective investors may read and download any public document that the Corporation has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on SEDAR at www.sedar.com. The reports and other information filed and furnished by us with the SEC can be inspected on the SEC’s website at www.sec.gov.
EXCHANGE RATES
In this prospectus, unless stated otherwise or the context requires, all dollar amounts are expressed in Canadian dollars. Therefore, all references to “$” or “dollars” are to the lawful currency of the Canada and all references to “US$” are to the lawful currency of the United States. In this prospectus, where applicable, and unless otherwise indicated, amounts are converted from Canadian dollars to United States dollars and vice versa by applying the daily rate of exchange for conversion of one Canadian dollar to United States dollars as reported by the Bank of Canada on June 14, 2021.
The following tables set forth: (i) the rates of exchange for Canadian dollars, expressed in United States dollars in effect at the end of each of the periods indicated; and (ii) the average of exchange rates for Canadian dollars expressed in United States dollars in effect during such period, in each case based on the daily rates as reported by the Bank of Canada.
	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
End of Period	$0.7952	$0.7049	$0.7854	$0.7699	$0.7330
Average	$0.7899	$0.7443	$0.7461	$0.7537	$0.7721
High	$0.8029	$0.7710	$0.7863	$0.7699	$0.8138
Low	$0.7795	$0.6898	$0.6898	$0.7353	$0.7330
On June 14, 2021, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the Bank of Canada daily rate, was $1.00 = US$0.8236.
ENFORCEABILITY OF CIVIL LIABILITIES
Enerplus is a corporation formed under, and governed by, the laws of the Province of Alberta, Canada, and its principal place of business is in Canada. Most of its officers and directors and most of the experts named in this prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets and certain of Enerplus’ assets are located outside the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States.
Enerplus has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws. Enerplus filed with the SEC, concurrently with the registration statement on Form F-10 of which this prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, Enerplus appointed CT Corporation System, 28 Liberty Street, New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Enerplus in a United States court arising out of or related to or concerning the offering of Securities under the registration statement.
ENERPLUS CORPORATION
Enerplus is a North American energy producer with a diversified portfolio of crude oil and natural gas assets. Enerplus’ oil and natural gas property interests are located in the United States, primarily in North Dakota, Montana, Colorado and Pennsylvania, as well as in western Canada in the provinces of Alberta and Saskatchewan. Enerplus’ primary focus is on developing its crude oil assets in North Dakota. Enerplus’ major producing properties generally have related field production facilities and infrastructure to accommodate its production.
For further detail regarding Enerplus, its business and properties, refer to the AIF under the headings “Corporate Structure”, “General Development of the Business” and “Business of the Corporation”, as well as the Bruin MCR, the Bruin BAR and the Hess MCR.
RECENT DEVELOPMENTS
On April 29, 2021, the Corporation amended its US$600 million senior unsecured, covenant-based revolving credit facility to increase the principal amount to US$900 million and extend the maturity date to October 31, 2025, in addition to incorporating sustainability-linked performance targets to establish a sustainability-linked credit facility (the “SLL Credit Facility”), with no changes to the existing pricing grid or covenant package.
On April 30, 2021, the Corporation closed the acquisition of the Hess Assets for a total purchase price of US$312 million, paid in cash, before purchase price adjustments. The purchase price for the Hess Assets was funded with existing cash on hand and by drawing on the SLL Credit Facility.
On May 6, 2021, the Corporation announced that the board of directors of the Corporation (the “Board”) approved an increase to the Corporation’s dividend, on an annualized basis, and a change to the Corporation’s dividend policy to pay dividends on a quarterly basis instead of monthly, commencing with the dividend payable on June 15, 2021 to shareholders of record on May 28, 2021. The quarterly dividend payable on June 15, 2021 will be in the amount of $0.033 per Common Share.
CONSOLIDATED CAPITALIZATION
Except as disclosed elsewhere in this prospectus and the Interim MD&A, there have been no material changes in the share and loan capital of Enerplus, on a consolidated basis, since March 31, 2021.
USE OF PROCEEDS
Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities. Unless otherwise specified in a Prospectus Supplement relating to a particular offering of Securities, the Corporation intends to use the net proceeds from the sale of Securities to complete direct or indirect asset and corporate acquisitions, to directly or indirectly finance future growth opportunities, to repay indebtedness, to finance the Corporation’s ongoing capital program, and for other general corporate purposes. The amount of net proceeds to be used for any such purposes will be set forth in a Prospectus Supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this prospectus.
DESCRIPTION OF SHARE CAPITAL
Authorized Capital
The authorized capital of Enerplus consists of an unlimited number of Common Shares and a number of Preferred Shares, which is limited to an amount equal to not more than one-quarter of the number of issued and outstanding Common Shares at the time of the issuance of any such Preferred Shares. As of June 14, 2021, there were 256,750,100 Common Shares and no Preferred Shares outstanding.
The following is a summary of the rights, privileges, restrictions and conditions attaching to the Common Shares and the Preferred Shares.
Common Shares
Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote at such meetings for each Common Share held. The holders of the Common Shares are, at the discretion of the Board and subject to applicable legal restrictions and subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of Enerplus, entitled to receive any dividends declared by Enerplus on the Common Shares and to share in the remaining property of Enerplus upon liquidation, dissolution or winding-up.
The articles of Enerplus contain provisions facilitating payment of dividends on Common Shares through issuance of Common Shares in circumstances where the Board discloses, and a shareholder validly elects to receive, payment of dividends, in whole or in part, in the form of Common Shares. Effective September 19, 2014, the Board suspended the stock dividend program to eliminate the dilution associated with the issuance of Common Shares through the program. See “Dividends — Stock Dividend Program” in the AIF.
Preferred Shares
The Preferred Shares may be issued from time to time in one or more series with such rights, restrictions, privileges, conditions and designations attached thereto as shall be fixed from time to time by the Board. Subject to the provisions of the Business Corporations Act (Alberta), the Preferred Shares of each series shall rank in parity with the Preferred Shares of every other series. The Preferred Shares shall be entitled to preference over the Common Shares and any other shares of Enerplus ranking junior to the said Preferred Shares with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of Enerplus, whether voluntary or involuntary, to the extent fixed in the case of each respective series, and may also be given such other preferences over the Common Shares and any other shares of Enerplus ranking junior to the said Preferred Shares as may be fixed in the case of each such series.
DESCRIPTION OF WARRANTS
This section describes the general terms that will apply to any Warrants.
Each series of Warrants will be issued under a separate Warrant agreement or indenture to be entered into between the Corporation and one or more financial institutions or trust companies acting as Warrant agent. A copy of the Warrant agreement or indenture will be filed by the Corporation with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and the SEC after it has been entered into by the Corporation and will be available electronically at www.sedar.com and www.sec.gov. The applicable Prospectus Supplement will include details of the Warrant agreements or indenture covering the Warrants being offered. The Warrant agent will act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.
The Corporation will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.
The following sets forth certain general terms and provisions of the Warrants offered under this prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement. The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.
Holders of Warrants are not shareholders. The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:
(a)
the designation and aggregate number of Warrants;

(b)
the price at which the Warrants will be offered;

(c)
the currency or currencies in which the Warrants will be offered;

(d)
the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

(e)
the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of Common Shares may be purchased upon exercise of each Warrant;

(f)
the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

(g)
the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

(h)
whether the Warrants are subject to redemption or call and, if so, the terms of such redemption or call provisions; and

(i)
any other material terms or conditions of the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a Subscription Receipt agreement. A copy of the Subscription Receipt agreement will be filed by the Corporation with the securities commission or similar regulatory authority in each of the provinces and territories of Canada and the SEC after it has been entered into by the Corporation and will be available electronically at www.sedar.com and www.sec.gov. A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of Enerplus, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by Enerplus or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of Enerplus upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon, as determined by the terms of the applicable escrow. Holders of Subscription Receipts are not shareholders.
The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable:
(a)
the number of Subscription Receipts;

(b)
the price at which the Subscription Receipts will be offered;

(c)
the currency or currencies in which the Subscription Receipts will be offered;

(d)
the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other securities of Enerplus;

(e)
the number of Common Shares or other securities that may be obtained upon conversion of each Subscription Receipt;

(f)
the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Common Share or security;

(g)
the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon; and

(h)
any other material terms and conditions of the Subscription Receipts.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.
DESCRIPTION OF UNITS
Enerplus may issue Units comprised of one or more of the Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:
•
the number of Units;

•
the price at which the Units will be offered;

•
the currency or currencies in which the Units will be offered;

•
the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the Units or of the Securities comprising the Units; and

•
any other material terms of the Units.

The Corporation reserves the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.
PLAN OF DISTRIBUTION
The Corporation may sell the Securities (i) to underwriters or dealers purchasing as principals, (ii) directly to one or more purchasers, or (iii) through agents where permitted by law, for cash or other consideration. The Securities may be sold from time to time in one or more transactions at fixed prices or non-fixed prices, such prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be at-the-market distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. The prices at which Securities may be offered may vary as between purchasers and during the period of distribution of the Securities.
The Prospectus Supplement for any of the Securities being offered will set forth the terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the offering price of the Securities (in the event the offering is a fixed price distribution), the manner in which the offering price will be determined (in the event the offering is a non-fixed price distribution), the proceeds to the Corporation from that sale if determinable, any underwriting fees or discounts and other items constituting underwriters’ compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers or agents. Only underwriters named in the relevant Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.
If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Securities may also be sold directly by the Corporation at prices and upon terms agreed to by the purchaser and the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities pursuant to this prospectus will be named, and any commissions payable by the Corporation to that agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.
The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this prospectus. Any such commission will be paid out of the Corporation’s general funds or the proceeds of the sale of the Securities. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification against certain liabilities, including liabilities under the Securities Act and Canadian provincial securities legislation, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Any offering of Securities, other than Common Shares, will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities exchange. Certain dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.
Except as set out in a Prospectus Supplement relating to a particular offering of Securities, in connection with any offering of Securities, other than an at-the-market distribution under this prospectus, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the offered Securities or securities of the same class as the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the Prospectus Supplement applicable to the at-the-market distribution, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning or disposing of any Securities offered thereunder, including to the extent applicable, whether any dividends or interest relating to the Securities will be subject to Canadian non-resident withholding tax.
The applicable Prospectus Supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is subject to United States federal taxation.
RISK FACTORS
An investment in the Securities will be subject to various risks including those discussed below and those risks inherent to the industry in which Enerplus operates. Before deciding whether to invest in any Securities, investors should consider carefully the risks discussed below, the risks incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described or incorporated by reference in a Prospectus Supplement relating to a specific offering of Securities.
Discussions of certain risk factors affecting Enerplus in connection with its business are provided in Enerplus’ disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus. In particular, see “Risk Factors” in the AIF and “Risk Factors and Risk Management” in the Annual MD&A. Before investing, prospective purchasers of Securities should carefully consider the information contained or incorporated by reference in this prospectus.
Risks Relating to the Securities
There is no market through which the Securities (other than the Common Shares) may be sold and no assurance that a trading market for such Securities will develop.
There is currently no market through which any of the Securities, other than the Common Shares, may be sold and the purchasers of such Securities may not be able to resell such securities purchased under this prospectus and any Prospectus Supplement. There can be no assurance that a secondary market will develop for any of the Preferred Shares, Warrants, Subscription Receipts or Units that may be issued under this prospectus or that any secondary market which does develop will continue. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the relevant Prospectus Supplement. This may affect the trading prices of such Securities in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the securities and the extent of regulation of such Securities.
The public offering prices of the Securities may be determined by negotiation between Enerplus and underwriters based on several factors and may bear no relationship to the prices at which Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.
The Common Shares may be subject to price and volume fluctuations, and the market price for the Common Shares following an offering may drop below the offering price.
In recent years, securities markets have experienced price and volume volatility, which may have been unrelated to the operating performance of Enerplus and not necessarily determined solely by reference to the underlying value of Enerplus’ assets. The market price of publicly traded securities is affected by many variables, including the strength of the economy generally, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the securities. The effect of these and other factors on the market price of securities on the stock exchanges on which Enerplus securities trade suggests that the trading price of the Common Shares may be volatile. The market price of the Common Shares may be affected by numerous factors beyond the control of Enerplus. These fluctuations may affect the price of the Common Shares following an offering, and the market price of the Common Shares may drop below the offering price. As a result of this volatility, securityholders may not be able to sell their Common Shares at or above the offering price. Enerplus cannot predict at what price the Common Shares issued by Enerplus will trade in the future.

Enerplus may issue additional Securities in the future which may dilute the holdings of existing securityholders, including holders of Securities purchased hereunder, or which may have priority over existing securityholders.
Enerplus may issue additional Securities, which may dilute existing securityholders, including purchasers of the Securities hereunder. Enerplus may also issue debt securities that have priority over holders of other Securities with respect to payment in the event of an insolvency or winding up of Enerplus. Securityholders will have no preemptive rights in connection with any such further issuances. The Board has the discretion to determine the price, designation, rights, privileges, restrictions and conditions attached to any series of Preferred Shares, and the price and terms for any issuances of Common Shares, Warrants and Subscription Receipts.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditors of the Corporation are KPMG LLP, Chartered Professional Accountants, Calgary, Alberta, Canada.
The transfer agent and registrar for the Common Shares in Canada is AST Trust Company (Canada), at its principal offices in Calgary, Alberta and Toronto, Ontario. American Stock Transfer & Trust Company, LLC at its principal offices in Brooklyn, New York is the transfer agent for the Common Shares in the United States.
LEGAL MATTERS
Certain matters relating to the offer and sale of the Securities will be passed upon on behalf of the Corporation by Blake, Cassels & Graydon LLP, as to matters of Canadian law, and Vinson & Elkins LLP, as to matters of U.S. law.
INTERESTS OF EXPERTS
As at the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.
The consolidated financial statements of Bruin Purchaser, LLC as of December 31, 2020 (successor) and 2019 (predecessor) and for the periods of September 1, 2020 to December 31, 2020 (successor), January 1, 2020 to August 31, 2020 (predecessor) and year ended December 31, 2019 (predecessor) incorporated by reference in this prospectus have been audited by BDO USA, LLP, an independent auditor.
Information relating to the oil and gas reserves attributable to Bruin and the Hess Assets incorporated by reference in this prospectus was prepared by McDaniel, as independent qualified reserves evaluators. The designated professionals, as such term is defined under applicable securities legislation, of McDaniel, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.
For additional information, see “Interests of Experts” in the AIF incorporated by reference into this prospectus.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents referred to under “Documents Incorporated by Reference” in this prospectus; (ii) the supplemental information about oil and gas producing activities for the year ended December 31, 2020 dated February 19, 2021; (iii) the consent of KPMG LLP; (iv) the consent of BDO USA, LLP; (v) the consent of Blake, Cassels & Graydon LLP; (vi) the consent of McDaniel & Associates Consultants Ltd.; (vii) the consent of Netherland, Sewell & Associates, Inc.; and (viii) powers of attorney from directors and officers of the Corporation.
PURCHASERS’ STATUTORY AND CONTRACTUAL RIGHTS
Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights with respect to a purchase of Securities.

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment (irrespective, in the case of an offering on a non-fixed price basis, of the determination at a later date of the purchase price of the Securities offered). In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.
Original purchasers of convertible, exchangeable or exercisable Securities in Canada will have a contractual right of rescission against us. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise of the Security, or the amount paid for the convertible, exchangeable or exercisable Security if no amount was paid upon conversion, exercise or exchange, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this prospectus (as supplemented or amended). This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta), and is in addition to any other right or remedy available to original purchasers under section 203 of the Securities Act (Alberta) or otherwise at law.
In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal advisor.

CERTIFICATE OF THE CORPORATION
Dated: June 15, 2021
This short form prospectus, together with the documents incorporated in this prospectus by reference will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s) constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.
ENERPLUS CORPORATION
“Ian C. Dundas” President & Chief Executive Officer	“Jodine J. Jenson Labrie” Senior Vice-President & Chief Financial Officer
On behalf of the Board of Directors of Enerplus Corporation
“Hilary A. Foulkes” Director	“Jeffrey W. Sheets” Director
C-1

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification
Under the Business Corporations Act (Alberta) (the “ABCA”), a corporation may indemnify a present or former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the corporation to procure a judgment in its favor only with court approval. An Indemnified Party is entitled to indemnification from the corporation as a matter of right if in the defense of the matter or action he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.
The bylaws of the Registrant provide that, subject to section 124 of the ABCA, except in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favor, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.
The corporation may, subject to the approval of a Court (as defined in the ABCA), indemnify a person in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.
Notwithstanding the above, a person shall be entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if the person seeking indemnity (i) was substantially successful on the merits of his or her defense of the action or proceeding, (ii) acted honestly and in good faith with a view to the best interests of the Registrant; (iii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful; and (iv) is fairly and reasonably entitled to indemnity.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Exhibits
Exhibit No.	Description
4.1**	Annual Information Form of the Company for the year ended December 31, 2020 dated February 19, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Form 40-F filed on February 19, 2021)
4.2**	Audited Consolidated Financial Statements of the Company as at December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, together with the notes thereto and the auditors’ reports thereon (incorporated by reference to Exhibit 99.2 to the Company’s Form 40-F filed on February 19, 2021)
4.3**	Management’s Discussion and Analysis of the Company for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.3 to the Company’s Form 40-F filed on February 19, 2021)
4.4**	Information Circular of the Company, dated as of March 16, 2021, prepared in connection with the Corporation’s annual and special meeting of shareholders held on May 6, 2021 (incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K filed on April 5, 2021)
4.5**	Supplemental Information About Oil and Gas Producing Activities (unaudited) for the year ended December 31, 2020 (incorporated by reference to Exhibit 99.12 to the Company’s Form 40-F filed on February 19, 2021)
4.6**	Unaudited Interim Condensed Consolidated Financial Statements of the Company as at and for the three months ended March 31, 2020 and 2021, with the notes thereto (incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K filed on May 7, 2021)
4.7**	Management’s Discussion and Analysis of the Company for the three months ended March 31, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on May 7, 2021)
4.8**	Material Change Report of the Company dated January 29, 2021 relating to the acquisition by Enerplus Resources (USA) Corporation of all of the equity interests of Bruin E&P HoldCo, LLC, which was completed on March 10, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on February 10, 2021)
4.9**	Business Acquisition Report of the Company dated April 13, 2021 relating to the Bruin Acquisition (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on April 13, 2021)
4.10**	Material Change Report of the Company dated April 16, 2021 relating to the acquisition by Enerplus Resources (USA) Corporation of certain crude oil and natural gas assets of Hess Bakken Investments II, LLC, which was completed on April 30, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed on April 19, 2021)
5.1*	Consent of KPMG LLP
5.2*	Consent of BDO USA, LLP
5.3†	Consent of Blake, Cassels & Graydon LLP
5.4*	Consent of McDaniel & Associates Consultants Ltd.
5.5*	Consent of Netherland, Sewell & Associates, Inc.
6.1*	Powers of Attorney (contained on the signature pages of this Registration Statement on Form F-10)

*
Filed herewith.

**
Incorporated by reference.

†
To be filed by Amendment.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta, Country of Canada, on this 15 day of June, 2021.
ENERPLUS CORPORATION
By:
/s/ Ian C. Dundas

Name:
Ian C. Dundas

Title:
President and Chief Executive Officer

By:
/s/ Jodine J. Jenson Labrie

Name:
Jodine J. Jenson Labrie

Title:
Senior Vice-President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers, directors, and Authorized Representative in the United States of Enerplus Corporation hereby constitutes and appoints Ian C. Dundas and Jodine J. Jenson Labrie or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto, with any regulatory authority, granting unto the said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.
Name	Title	Date
/s/ Ian C. Dundas Ian C. Dundas	Director, President and Chief Executive Officer (Principal Executive Officer)	June 15, 2021
/s/ Jodine J. Jenson Labrie Jodine J. Jenson Labrie	Senior Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2021
/s/ Hilary A. Foulkes Hilary A. Foulkes	Chair	June 15, 2021
/s/ Judith D. Buie Judith D. Buie	Director	June 15, 2021
/s/ Karen E. Clarke-Whistler Karen E. Clarke-Whistler	Director	June 15, 2021
/s/ Elliott Pew Elliott Pew	Director	June 15, 2021
/s/ Robert B. Hodgins Robert B. Hodgins	Director	June 15, 2021
/s/ Susan M. MacKenzie Susan M. MacKenzie	Director	June 15, 2021
/s/ Jeffrey W. Sheets Jeffrey W. Sheets	Director	June 15, 2021
/s/ Sheldon B. Steeves Sheldon B. Steeves	Director	June 15, 2021

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Enerplus Corporation in the United States, in the State of Delaware, Country of the United States of America, on this 15 day of June, 2021.
ENERPLUS RESOURCES (USA) CORPORATION
By:
/s/ David A. McCoy

Name:
David A. McCoy

Title:
Vice-President, General Counsel & Corporate Secretary